Exhibit 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT ON FORM 1-A FOR A REGULATION A, TIER 2 OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION, THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

CENTRAL RORO, LLC

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made by and between Central RoRo, LLC, a Delaware limited liability company (the “Company”), and the undersigned subscriber (“Subscriber”). This Agreement is made in connection with the Company’s offering (the “Offering”) of its units of membership interests (the “Units”) pursuant to Tier II of Regulation A under the Act. The Offering is described in the offering circular, as amended or supplemented from time to time (the “Offering Circular”), contained in the Company’s Offering Statement on Form 1-A as qualified by the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Offering Circular.

1.	Subscription

1.1 Subscriber hereby subscribes for that number of Units set forth on the signature page hereto (the “Subscribed Units”) at a purchase price of $500.00 per Unit (the “Purchase Price”), for an aggregate purchase price equal to the number of Subscribed Units multiplied by the Purchase Price (the “Total Subscription Amount”).

1.2 The Total Subscription Amount shall be paid in U.S. dollars and deposited in the Company’s Escrow Account with the Escrow Agent in accordance with the payment instructions provided to the Subscriber at the time of this subscription through the Company’s offering page, invest.atarihotels.com. The funds shall remain in the Escrow Account until a Closing (as defined in Section 2.1) on the Subscribed Units occurs.

1.3 Until a Closing on the Subscribed Units occurs, Subscriber’s subscription shall remain revocable and Total Subscription Amount refundable upon written notice delivered to the Company or as otherwise instructed. If this subscription is rejected by the Company, if the Company accepts this subscription but does not thereafter conduct a Closing, or if the Offering is terminated before a Closing occurs, the Company will cause the Escrow Agent to return Subscriber’s funds promptly without interest or deduction.

1.4 Upon a Closing on the Subscribed Units, the Company will direct the Transfer Agent to issue the Subscribed Units to Subscriber, the Total Subscription Amount will be released to the Company, and the Subscribers subscription shall become irrevocable and nonrefundable.

1.5 If a material term of the Offering changes after Subscriber submits this subscription but before a Closing on the Subscribed Units occurs, the Company shall request Subscriber’s reconfirmation of their subscription pursuant to this Agreement in accordance with Regulation A. If Subscriber does not reconfirm within the time specified in such request for reconfirmation, this subscription will be deemed withdrawn and cancelled, and the Escrow Agent will promptly return Subscriber’s Total Subscription Amount without interest or deduction.

1.6 The Company may accept or reject this subscription, in whole or in part, at any time prior to a Closing on the Subscribed Units. If rejected in whole or in part, or if the Offering is terminated, or if the Company accepts the subscription but does not conduct a Closing thereafter, the Company will cause the Escrow Agent to return the rejected or applicable portion of Subscriber’s Total Subscription Amount promptly without interest or deduction.

2.	Conditions to Closing

2.1 The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur only upon the satisfaction of all of the following conditions (the date on which all such conditions are satisfied, the “Closing Date”):

(a)  Subscriber has delivered to the Company an executed counterpart of this Agreement and any other document or information requested by the Company in connection with this subscription, including any applicable Certificate appended to this Agreement, and has paid the Total Subscription Amount for the Units into the Escrow Account governed by the terms and conditions set forth in the Escrow Services Agreement filed as Exhibit 8.1 to the Offering Statement (the “Escrow Services Agreement”);

(b) The Company has received all executed documents and all other requested information from Subscriber, has countersigned this Agreement, and, in accordance with the Escrow Services Agreement, has caused the Total Subscription Amount to be released from the Escrow Account;

(c) If Subscriber is a United States Investor, then Subscriber has delivered to the Company a completed and executed version of the United States Investor Certificate appended hereto as Appendix A;

(d) If Subscriber is a Canadian Investor, then Subscriber has delivered to the Company a completed and executed version of the Canadian Investor Certificate appended hereto as Appendix B;

(e) If Subscriber is a foreign Investor (not residing in Canada), then Subscriber has delivered to the Company a completed and executed version of the International Investor Certificate appended hereto as Appendix C;

(f) Subscriber has delivered to the Company a completed and executed version of the Investor Suitability Certificate appended hereto as Appendix D;

(g) Completion of all required KYC/AML/OFAC and other compliance reviews to the Company’s satisfaction;

(h) The truth and accuracy of all representations and warranties made by the Subscriber in this Agreement and any appendix hereto, which are incorporated by reference herein and made a part of this Agreement, as of the date of Subscriber’s execution of this Agreement and the Closing Date;

(i) Subscriber has delivered to the Company a properly completed IRS Form W-9 (or appropriate Form W-8, as applicable) from the Subscriber;

(j) Subscriber has agreed to be bound by the Amended and Restated Operating Agreement of the Company attached to the Offering Statement as Exhibit 2.2 (the “Operating Agreement”), as amended or restated from time to time, and has executed the New Member Joinder to the Operating Agreement which forms a part of this Agreement and follows the Company’s counterpart signature page hereto; and

(k) Compliance with this Agreement, the Offering Circular, the Operating Agreement, and applicable law

2.2 The Closing shall be deemed to occur only upon the satisfaction of all of the foregoing conditions and thereafter solely in accordance with the procedures and terms set forth in the Escrow Services Agreement, which shall exclusively govern the release of funds from the Escrow Account and the consummation of the Closing. Within one hundred and twenty (120) days after the Closing Date, the Company shall instruct its duly appointed transfer agent to issue the Subscribed Units in the name of the Subscriber on the Company’s records. Upon such Closing, the Subscriber shall be admitted as a member of the Company with respect to the Subscribed Units and shall be entitled to all rights and subject to all obligations of a holder of Units as set forth in the Company’s Operating Agreement and applicable law. Until the Closing has occurred, the Subscriber shall have no rights as a member of the Company with respect to the Subscribed Units subscribed for hereunder, and no subscription shall be deemed effective unless and until accepted by the Company and the Closing has occurred.

2.3 The Company may accept or reject this subscription, in whole or in part, in its sole and absolute discretion and at any time prior to the Closing. If this subscription is rejected in full, if the Subscriber cancels their subscription prior to the Closing, or if the Offering is terminated without a Closing, the Total Subscription Amount shall be promptly returned without interest or deduction, and all obligations under this Agreement shall terminate. If this subscription is rejected in part, the Company shall promptly return to the Subscriber any payment of the Total Subscription Amount corresponding to the rejected portion, without interest or deduction, and the Subscriber’s obligations hereunder shall remain in full force and effect with respect to the accepted portion.

2.4 If a material term of the Offering changes after Subscriber submits this subscription but before a Closing on the Subscribed Units occurs, the Company shall request Subscriber’s reconfirmation of their subscription pursuant to this Agreement in accordance with Regulation A. If Subscriber does not reconfirm within the time specified in such request for reconfirmation, this subscription will be deemed withdrawn and cancelled, and the Escrow Agent will promptly return Subscriber’s Total Subscription Amount without interest or deduction.

2.5 The Subscriber acknowledges that the effectiveness of this subscription is expressly conditioned upon the Company’s acceptance of the Subscriber’s subscription and the occurrence of the Closing. The Subscriber agrees to promptly provide any additional information or documentation that the Company may reasonably request to verify compliance with applicable legal and regulatory requirements, and to execute and deliver any further documents and instruments, and to take such further actions, as the Company may reasonably determine to be necessary or appropriate to consummate the transactions contemplated by this Agreement and to carry out the intent and purpose hereof.

2.6 As of the Closing Date, the Subscriber’s obligations under this Agreement shall be irrevocable, shall survive the Subscriber’s death or incapacity, and shall be binding upon the Subscriber and the Subscriber’s heirs, beneficiaries, executors, administrators, personal representatives, successors, transferees, and assigns. The Subscriber shall have no right to cancel, terminate, or revoke this Agreement after the Closing.

3.	Representations, Warranties, and Covenants of Subscriber

In addition to the representations, warranties, and covenants set forth elsewhere in this Agreement (including, but not limited to any such representations, warranties, and covenants set forth in any applicable appendix hereto or in the Operating Agreement which Subscriber will agree to join as a member due to Subscriber’s purchase of the Subscribed Units, Subscriber represents, warrants, and acknowledges, as of the date hereof and as of the Closing on the Subscribed Units, that:

3.1 The information that Subscriber has furnished herein and in connection herewith, including, without limitation, the information set forth in any investor certificate completed by Subscriber at the request of the Company or its representatives in connection with this subscription, and any other information furnished by Subscriber to the Company regarding whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this subscription. Subscriber shall immediately notify the Company of any change in any statement made herein prior to Subscriber’s receipt of the Company’s acceptance of this subscription, including, without limitation, Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by Subscriber herein may be fully relied upon by the Company and by any investigating party relying on them. Subscriber (a) is an “accredited investor” as that term is defined in Rule 501 under Regulation D, or (b) if not an “accredited investor,” the Total Subscription Amount (together with any other subscriptions for Units in the Offering by Subscriber) does not exceed 10% of the greater of Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of Subscriber’s revenue or net assets at the most recent fiscal year-end (for non-natural persons), all determined in accordance with Regulation A and the Offering Circular. Subscriber agrees to provide to the Company any additional documentation the Company may reasonably request, including documentation as may be required to form a reasonable basis that Subscriber qualifies as an “accredited investor.”

3.2 If Subscriber is an entity, Subscriber is, and shall at all times while it holds Units remain, duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, having full power and authority to own its properties and to carry on its business as conducted. If Subscriber is a natural person, Subscriber is of legal age and competent to enter into a contractual obligation. The principal place of business or principal residence of Subscriber is as shown on the signature page to this Agreement. Subscriber has the requisite power and authority to deliver this Agreement, perform its obligations set forth herein, and consummate the transactions contemplated hereby. Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming due execution and delivery by the Company, is a legal, valid, and binding obligation of Subscriber enforceable against Subscriber in accordance with its terms.

3.3 At no time has the Company, its affiliates, or any other person expressly or implicitly represented, guaranteed, or warranted to Subscriber that (a) a percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or (b) the past performance or experience of the Company and/or its Manager, the Co-Managers of its Manager, or any affiliates thereof in any way indicates the predictable or probable results of the ownership of the Units or the Company’s business.

3.4 Subscriber has received, read, and understands this Agreement the Offering Circular, including all risk factors, and the Operating Agreement. Subscriber and/or Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or any affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information received regarding the Company and its business to evaluate the merits and risks of this investment, to make an informed investment decision, and to protect Subscriber’s own interests in connection with the purchase.

3.5 Subscriber understands that the Units being purchased are a speculative investment which involves a substantial degree of risk of loss of Subscriber’s entire investment, and Subscriber is fully cognizant of the risk factors related to the purchase of the Units. Subscriber has read, reviewed, and understood the risk factors set forth in the Offering Circular

3.6 Subscriber understands that the subscription for the Units is conditioned upon the Closing of this Agreement, which shall only occur following (i) the Company’s acceptance of the subscription and (ii) disbursement of the Total Subscription Amount from the Escrow Agent. Until the Closing Date, Subscriber has no rights to the Units.

3.7 Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions, and forecasts that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

3.8 Subscriber is able to bear the economic risk of an investment in the Units being purchased and, without limiting the generality of the foregoing, is able to hold the Units for an indefinite period of time. Subscriber has adequate means to provide for current needs and personal contingencies and has a sufficient net worth to sustain the loss of Subscriber’s entire investment in the Company.

3.9 Subscriber has had an opportunity to ask questions of the Company or anyone acting on its behalf and to receive answers concerning the terms of this Agreement and the Units, as well as about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. All such questions have been answered to the full satisfaction of Subscriber.

3.10 Subscriber understands that no state or federal authority in the United States or authority outside the United States has scrutinized this Agreement or the Units offered pursuant hereto, has made any finding or determination relating to the fairness of an investment in the Units, or has recommended or endorsed the Units, and that the Units have not been registered under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

3.11 Subscriber is subscribing for and purchasing the Units without being furnished any offering materials, other than the Offering Circular, this Agreement, the Operating Agreement, and such other related documents, agreements, or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as Subscriber has otherwise requested from the Company in writing, and without receiving any representations or warranties from the Company or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any independent investigation made by Subscriber or Subscriber’s advisors.

3.12 Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company on the signature page hereto. Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.13 The Subscriber hereby represents and warrants to the Company that Subscriber (a) is in the financial position appropriate to enable Subscriber to realize to a significant extent the benefits described in the Offering Circular of an investment in the Subscribed Units; (b) has a fair market net worth sufficient to sustain the risks inherent in the Offering and purchase of the Subscribed Units, including the risk of loss of your entire investment and lack of liquidity; and that (c) Subscriber’s purchase of Units in this Offering is otherwise suitable for Subscriber.

3.14 Subscriber is subscribing for and purchasing the Units solely for Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision, or fractionalization thereof. Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer, or pledge any part of the Units, or which would guarantee Subscriber any profit, or insure against any loss with respect to the Units, and Subscriber has no plans to enter into any such agreement or arrangement.

3.15 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of the obligations hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to Subscriber. Subscriber confirms that the consummation of the transactions contemplated herein, including, but not limited to, Subscriber’s purchase, will not violate any foreign law and that such transactions are lawful in Subscriber’s country of citizenship and residence.

3.16 The Company’s intent is to comply with all applicable federal, state, and local laws designed to combat money laundering and similar illegal activities, including the provisions of the USA PATRIOT Act. Subscriber agrees that, if at any time it is discovered that the Company has been or may be found to have violated the PATRIOT Act or any other anti-money laundering laws or regulations as a result of the purchase or receipt of the Total Subscription Amount, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to, segregation and/or redemption of Subscriber’s interest in the Units. Subscriber agrees to provide any and all documentation requested by the Company to ensure compliance with the PATRIOT Act or other laws or regulations.

3.17 Subscriber confirms that Subscriber has been advised to consult with Subscriber’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisors regarding the tax consequences of investing in the Company.

3.18 If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. Subscriber’s subscription for and purchase of and continued beneficial ownership of the Units will not violate any applicable securities or other laws of Subscriber’s jurisdiction.

3.19 Subscriber acknowledges that the Purchase Price in the Offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Subscriber’s investment will bear a lower valuation.

3.20 Subscriber acknowledges and agrees that the Total Subscription Amount for their Units shall be deposited and held in the Escrow Account pursuant to the Escrow Services Agreement, and held in the Escrow Account pending satisfaction of the conditions for Closing and disbursement as set forth in the Escrow Service Agreement. Subscriber understands and agrees that the Escrow Account is non-interest bearing, and Subscriber shall not be entitled to any interest or earnings on the Total Subscription Amount while such funds are held in escrow.

3.21 Subscriber acknowledges that the Escrow Agent shall disburse the Total Subscription Amount only upon receipt of joint written instructions from authorized representatives of the Company and DealMaker Securities, and only upon satisfaction of the conditions set forth in the Escrow Services Agreement, including, without limitation, the acceptance of Subscriber’s subscription by the Company, and compliance with all applicable laws and regulations. In the event that the subscription is rejected, canceled, or withdrawn in accordance with the terms of this Agreement or if the Offering is terminated prior to closing, the Total Subscription Amount (or the applicable portion thereof) shall be returned to Subscriber without deduction, penalty, or expense, except any applicable wire fees. Subscriber acknowledges and agrees that, until the Total Subscription Amount is released from escrow, Subscriber shall have no right, title, or interest in or to any Units, and the Total Subscription Amount shall not be deemed the property of the Company or any other party, nor subject to the claims of any creditors of the Company, DealMaker Securities, or the Escrow Agent.

3.22 The purchase and sale of the Units pursuant to this Agreement is an arm’s-length transaction between the parties hereto The Company is not acting as the Subscriber’s agent or fiduciary in connection with the purchase of the Units. The Company has not provided the Subscriber with any legal, accounting, regulatory, or tax advice with respect to the Units, and the Subscriber has consulted with his, her, or its own legal, accounting, regulatory, and tax advisors to the extent the Subscriber has deemed appropriate

3.23 In the event that the Subscriber files for or becomes subject to any bankruptcy, insolvency, or similar proceeding, the Subscriber agrees to use their best efforts to prevent the Company from being named as a party to, or otherwise being involved in, such proceeding. Furthermore, this Agreement shall be interpreted to the maximum extent permitted by applicable law to prevent any bankruptcy trustee, receiver, or debtor-in-possession from asserting, requiring, or seeking that (i) the Subscriber be permitted or required by the Company to return any Units to the Company for a refund, or (ii) the Company be mandated or ordered to redeem or repurchase any Units held or owned by the Subscriber.

3.24 The Subscriber acknowledges and agrees that no Unitholder is permitted to assign, pledge, mortgage, hypothecate, give, sell, or otherwise dispose of or encumber all or any portion of their Units, except in strict compliance with the following conditions: (a) any such transfer must be approved in advance by the Manager, which approval may be granted or withheld in the Manager’s sole discretion and may be subject to such conditions as the Manager may impose;(b) the transfer must be evidenced by a written agreement, in form and substance satisfactory to the Manager, executed by the transferor, the transferee(s), and the Manager; (c) the transfer must not result in a violation of the registration requirements of the Securities Act of 1933, as amended; (d) the transfer must not require the Company to register as an investment company under the Investment Company Act of 1940, as amended; (e) the transfer must not result in any Unitholder holding more than 19.9% of the Company’s outstanding Units; (f) the transfer must not result in the Company being classified for federal income tax purposes as an association taxable as a corporation.

3.25 The Subscriber acknowledges and agrees that the transferor of any Units is required to reimburse the Company for any expenses reasonably incurred in connection with a transfer, including, but not limited to, legal, accounting, and other related expenses, whether or not such transfer is consummated. In addition, any transferee of Units who is admitted as a substituted Unitholder will succeed to the rights and liabilities of the transferor Unitholder, and, after the effective date of such admission, the capital account of the transferor will become the capital account of the transferee, to the extent of the Units transferred.

3.26 If the Subscriber is resident in Canada, received an offer of the Securities in Canada, or executed or delivered this Agreement in Canada (sometimes referred to herein as a “Canadian Subscriber”), the Subscriber: (a) acknowledges and agrees that the Company will be relying on the “accredited investor” exemption under Section 2.3 of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), or Section 73.3 of the Securities Act (Ontario), to offer and sell the Securities to the Subscriber; (b) must complete, sign and deliver (i) Appendix B attached hereto (the “Canadian Accredited Investor Status Certificate”), and (ii) Exhibit A to Appendix B, if subscribing under categories (j), (k), or (l) of the Canadian Accredited Investor Status Certificate; and (c) agrees to provide to the Company any additional documentation the Company may reasonably request, including, in addition to the Canadian Accredited Investor Status Certificate attached hereto as Appendix B, any other documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” under NI 45-106 or section 73.3 of the Securities Act (Ontario), as applicable.

3.27 If the Subscriber is resident in country other than Canada or the United States (an “International Jurisdiction”), the Subscriber: (a) must complete, sign and deliver Appendix C attached hereto (the “International Investor Certificate”); and (b) agrees to provide to the Company any additional documentation the Company may reasonably request, including, in addition to the International Investor Certificate attached hereto as Appendix C, any other documentation as may be required by the Company to form a reasonable basis that offer and sale of the Securities to the Subscriber may be consummated in compliance with all applicable securities laws and regulations of the International Jurisdiction.

3.28 By executing this Agreement, Subscriber hereby authorizes Novation Solutions Inc. O/A DealMaker to charge Subscriber’s designated payment method for the Total Subscription Price indicated on the signature page hereto. Subscriber understands this subscription is subject to the terms of the Offering and its associated rules and investor protections. Subscriber understands that their subscription pursuant to this Agreement is not a purchase of goods or services. Subscriber acknowledges that, after the Closing, their subscription for the Subscribed Units is final, non-refundable unless otherwise stated or required, and represents an investment subject to risk, including loss of the Total Subscription Price. Subscriber confirms that they have reviewed all Offering documents and agrees not to dispute the charge referenced in this Section 3.28 with their bank or card issuer, so long as the transaction corresponds to the agreed terms and disclosures set forth herein and in the Offering Documents.

4.	Legends

The Subscriber understands and agrees that any certificates or other instruments evidencing the Units may bear any legend required by the Company’s governing documents, applicable state or federal securities laws in the United States, or by the laws and regulations of any non-U.S. jurisdiction in which the Subscriber is resident or domiciled.

5.	Indemnification by Subscriber

5.1 The representations, warranties and covenants made by the Subscriber herein shall survive the Closing. The Subscriber agrees to indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, employees, agents and representatives, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

6.	Limitation of Liability

6.1 IN NO EVENT SHALL THE COMPANY, NOR ANY OF ITS AFFILIATES, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, MEMBERS, PARTNERS, EMPLOYEES, AGENTS, REPRESENTATIVES, OR OTHER RELATED PERSONS (COLLECTIVELY, THE “COMPANY PARTIES”) BE LIABLE TO THE SUBSCRIBER OR TO ANY PERSON OR ENTITY CLAIMING BY, THROUGH, OR ON BEHALF OF THE SUBSCRIBER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY LOSS OF PROFITS, LOSS OF BUSINESS OPPORTUNITY, LOSS OF GOODWILL, LOSS OF ANTICIPATED SAVINGS, OR LOSS OF USE, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT THE COMPANY PARTIES HAVE BEEN ADVISED OF, KNEW OF, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF LIABILITY APPLIES TO ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, LOSSES, LIABILITIES, DAMAGES, COSTS, AND EXPENSES OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OFFERING, THE PURCHASE OR OWNERSHIP OF UNITS, OR ANY ACT OR OMISSION OF THE COMPANY PARTIES, INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS FOR BREACH OF CONTRACT, BREACH OF FIDUCIARY DUTY, MISREPRESENTATION, NEGLIGENCE, OR ANY OTHER LEGAL OR EQUITABLE THEORY.

6.2 The foregoing limitation of liability shall be interpreted, construed, and enforced to the maximum extent permitted by applicable law, rule, or regulation. If any portion of this limitation is found to be invalid or unenforceable under applicable law, the remaining provisions shall continue in full force and effect, and the Company Parties’ liability shall be limited to the greatest extent permitted by law.

6.3 Nothing in this Section 6 shall be construed to waive or limit any rights or remedies that may not be waived or limited under applicable federal or state securities laws or other mandatory provisions of law.

7.	Stop-Transfers

The Company may place stop-transfer instructions against the Units to enforce any restrictions associated therewith as a result of the Operating Agreement and may refuse to effect any transfer of the Units not made in compliance with applicable securities laws and the Operating Agreement.

8.	Governing Law; Arbitration

8.1 This Agreement and any claim, controversy, or dispute arising out of or relating to this Agreement, the Offering, or the Units shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice-of-law or conflict -of- laws provisions that would result in the application of the laws of any other jurisdiction, except to the extent the Federal Arbitration Act preempts Delaware law with respect to arbitration.

8.2 Any dispute, claim, or controversy arising out of or relating to this Agreement, the Offering, or the Units, including the determination of the scope or applicability of this dispute resolution provision, shall be resolved in accordance with the internal alternative dispute resolution procedures set forth in the Company’s Operating Agreement. As a final step, if binding arbitration is required, such arbitration shall be administered by the American Arbitration Association in accordance with its rules, and the seat and venue of arbitration shall be in the county within the State of Arizona in which the Company’s principal office is located, or such other location within Arizona as may be selected by the Company. Subscriber and the Company each knowingly, voluntarily, and irrevocably waive any right to a trial by jury in any action, proceeding, or counterclaim arising out of or relating to this Agreement, the Offering, or the Units. Subscriber agrees that any arbitration or litigation shall be conducted only on an individual basis and not in a class, collective, consolidated, or representative action. If the foregoing class action waiver is found unenforceable as to a particular claim, then such claim must be brought in court and not in arbitration.

8.3 Notwithstanding the foregoing, nothing in this provision shall be construed to waive compliance with any applicable federal securities laws or the rules and regulations promulgated thereunder, and the alternative dispute resolution procedures of the Operating Agreement shall not apply to claims arising under the Act or the Securities Exchange Act of 1934, as amended.

9.	Miscellaneous

9.1 All notices and communications to be given or otherwise made to the Subscriber shall be deemed sufficient if sent by electronic mail to the address of the Subscriber set forth in the records of the Company (or that the Subscriber submitted to the Company), or such other address communicated to the Company by Subscriber from time to time. The Subscriber shall send all notices or other communications required to be given hereunder to the Company via email to jordan@intersectiondev.com, with a copy to be sent concurrently via prepaid certified mail to: 829 N 1st Ave, Suite 201, Phoenix, AZ 85003, Attention: Central RoRo Manager, LLC. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Arizona are legally closed for business.

9.2 This Agreement, and the rights, obligations, and interests of the Subscriber hereunder, may not be assigned, transferred, or delegated by the Subscriber without the prior written consent of the Company. Any such assignment, transfer, or delegation in violation of this Section shall be null and void.

9.3 The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

9.4 Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

9.5 If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule, or regulation, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.6 In the event that either party hereto shall commence any suit, action, or other proceeding to interpret this Agreement, or to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and expenses and costs of appeal, if any.

9.7 This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth the terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written, or electronic, between Company and the Subscriber with respect to the subject matter hereof.

9.8 This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9.9 The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

9.10 Except as otherwise expressly set forth herein, the parties acknowledge that there are no third party beneficiaries of this Agreement.

9.11 The Subscriber hereby agrees that the Company may deliver all reports required to be filed with the SEC, including offering circulars, exhibits, supplements, legends, notices, financial statements, valuations, reports, reviews, analyses, or other materials, and any and all other documents, information, and communications concerning the affairs of the Company and its investments, including, without limitation, information about the Subscriber’s investment, required or permitted to be provided to the Subscriber with respect to the Units or under this Agreement, by means of email, by posting on an electronic message board, or by other means of electronic communication. The Subscriber consents to receive from the Company electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber’s or the Company’s rights, obligations, or services under this Agreement (each, a “Disclosure”). The decision to conduct business with the Company electronically is the Subscriber’s voluntary choice. This Agreement informs the Subscriber of their rights concerning Disclosures. The Subscriber’s consent to receive Disclosures and transact business electronically, and the Company’s agreement to do so, applies to any and all transactions to which such Disclosures relate, whether now existing or entered into in the future. Before deciding to conduct business electronically with the Company, the Subscriber should consider whether they have the necessary hardware and software capabilities to access and retain electronic records as described below. In order to access and retain Disclosures electronically, the Subscriber must have: (a) access to the Internet; (b) an email account and related software capable of receiving email through the Internet; (c) a web browser that is SSL-compliant and supports secure sessions; and (d) hardware capable of running such software.

9.12 The Subscriber agrees to keep the Company informed of any change in the Subscriber’s email address or home mailing address. If the Subscriber’s registered email address changes, the Subscriber must promptly notify the Company of the change by sending an email to the address designated by the Company for such notifications. The Subscriber also agrees to update their registered residence address and telephone number on file with the Company if they change. The Subscriber is responsible for printing and retaining a copy of this Agreement and acknowledges that they are able to access, receive, and retain all Disclosures sent electronically via email or other electronic means.

[Signature Page Follows]

SUBSCRIBER SIGNATURE PAGE

The undersigned, desiring to purchase the Subscribed Units of the Company by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Agreement.

A.	Select One:

(i)	The undersigned is an accredited investor (as defined in Regulation D under the Securities Act) by meeting the criteria in Appendix A attached hereto: ☐

(ii)	The Total Subscription Price (including any prior investments in this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income during the past 12 calendar months: ☐

B.	The Subscribed Units will be owned by, and should be recorded on the Corporation’s books as follows:

Full legal name of Subscriber (including middle-name(s), for individuals):	Number of Subscribed Units: ___________________ Total Subscription Price: $________________ USD

___________________________________________	TYPE OF OWNERSHIP:
(Name of Subscriber)	If the Subscriber is individual:
☐ Individual
___________________________________________	☐ Joint Tenant
(Authorized Signature)	☐ Tenants in Common
☐ Community Property
___________________________________________
(Official Capacity or Title, if the Subscriber is not an individual)	If interests are to be jointly held:

___________________________________________	___________________________________________
(Name of individual whose signature appears above if different	(Name of the Joint Subscriber)
than the name of the Subscriber printed above.)	If the Subscriber is not an individual:

___________________________________________	___________________________________________
___________________________________________	(Type of entity)
(Subscriber’s Residential Address, including	___________________________________________
Province/State and Postal/Zip Code)	(Social Security Number of the Joint Subscriber)

___________________________________________	Check this box if the securities will be
(Taxpayer Identification Number)	held in a custodial account: ☐

___________________________________________	______________________________________
(Telephone Number)	(Type of account)

___________________________________________	______________________________________
(E-Mail Address)	(EIN of account)

___________________________________________	Address of account provider:
(Date)
______________________________________
______________________________________

[Subscriber Signature Page]

COMPANY SIGNATURE PAGE

The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

COMPANY

Central RoRo, LLC
Via its Manager, Central RoRo Manager, LLC

By:
	Name:	Jordan Taylor
	Title:	Co-Manager of Central RoRo Manager, LLC

Date: __________________

[Company Counterpart Signature Page]

NEW MEMBER JOINDER

TO

AMENDED AND RESTATED OPERATING AGREEMENT

OF

CENTRAL RORO, LLC

The undersigned (the “New Member”), desiring to become a Member of Central RoRo, LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of the Amended and Restated Operating Agreement of Central RoRo, LLC, dated as of June 11, 2024 (as amended, the “Operating Agreement”), hereby agrees to be bound by all of the terms and conditions of the Operating Agreement as a Member. By executing this Joinder, the New Member acknowledges that he/she/it has received and reviewed a copy of the Operating Agreement in connection with their subscription for our Units and agrees to be bound by all of its terms as a Member.

IN WITNESS WHEREOF, the New Member and the Company have executed this Joinder as of the date set forth below.

Date: ________________

COMPANY

Central RoRo, LLC
via its Manager, Central RoRo Manager, LLC

By:
Name:	Jordan Taylor
Title:	Co-Manager of Manager

NEW MEMBER

(Full Legal Name)

(Signature)

(Title, if any)

Address to Which Correspondence Should be Directed:

(Email Address)

MANAGER

Central RoRo Manager, LLC

By:
Name:	Jordan Taylor
Title:	Co-Manager

[Joinder to Amended and Restated Operating Agreement of Central RoRo, LLC]

APPENDIX A

UNITED STATES INVESTOR CERTIFICATE

(to be completed by United States subscribers)

The Subscriber hereby represents and warrants to the Company that that the Subscriber is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Subscriber meets at least one (1) of the following criteria (initial all that apply) or that Subscriber is an unaccredited investor and meets none of the following criteria (initial as applicable):

______	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; An investment company registered under the United States Investment Company Act of 1940; or A business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958;A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are Accredited Investors;

______	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

______	The Subscriber is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000;

______	a director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

______	The Subscriber is a natural person (individual) whose own net worth, taken together with the net worth of the Subscriber’s spouse or spousal equivalent, exceeds US$1,000,000, excluding equity in the Subscriber’s principal residence unless the net effect of his or her mortgage results in negative equity, the Subscriber should include any negative effects in calculating his or her net worth;

______	The Subscriber is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Subscriber spouse or spousal equivalent in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year;

______	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act;

______	The Subscriber is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Subscriber represents and warrants that the Subscriber has verified all such equity owners’ status as an Accredited Investor.

______	a natural person who holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

______	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; or

______	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940; or

______	A rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

______	An entity, of a type not listed herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

A-1

______

A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

______ With assets under management in excess of $5,000,000,

______ That is not formed for the specific purpose of acquiring the securities offered, and

______ Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

______	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in category 23 above and whose prospective investment in the issuer is directed by such family office as referenced above;

______	A natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;

______	A corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the securities, with total assets of more than US$5 million; or

______	The Subscriber is not an Accredited Investor and does not meet any of the above criteria.

* * *

IN WITNESS WHEREOF, the Subscriber has executed this Certificate as of the date set forth below.

SUBSCRIBER:

(Full Legal Name)

(Signature)

(Title, if any)

Date: ___________________

A-2

APPENDIX B

CANADIAN INVESTOR CERTIFICATE
(To be completed by Canadian subscribers)

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate. Capitalized terms used herein but not defined have the meanings set forth in the Subscription Agreement.

In connection with the purchase of the Subscribed Units by the Subscriber, the Subscriber, on its own behalf or on behalf of each Disclosed Principal for whom the Subscriber is acting (collectively, the “Subscriber”), hereby represents, warrants, covenants and certifies to the Company (and acknowledges that such parties and their respective counsel are relying thereon) that:

(a)	the Subscriber is resident in or otherwise subject to the securities laws of one of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick, Nova Scotia, Prince Edward Island or Newfoundland and Labrador or the Territories of Nunavut, Northwest Territories, or Yukon;

(b)	the Subscriber (if the Subscriber is not contracting hereunder on behalf of a Disclosed Principal) is purchasing the Units as principal for its own account and not for the benefit of any other person or is deemed to be purchasing as principal pursuant to NI 45-106 or Section 73.3 of the Securities Act (Ontario);

(c)	the Subscriber is an “accredited investor” within the meaning of NI 45-106 or Section 73.3 of the Securities Act (Ontario) on the basis that the Subscriber fits within one of the categories of an “accredited investor” reproduced below beside which the Subscriber has indicated the undersigned belongs to such category;

(d)	the Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) below;

(e)	if the Subscriber is purchasing under category (j), (k) or (l) below, it has completed and signed Exhibit I attached hereto; and

(f)	upon execution of this Appendix C by the Subscriber, this Appendix C shall be incorporated into and form a part of the Subscription Agreement to which this Appendix C is attached.

(PLEASE INITIAL THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR AND PROVIDE ANY REQUIRED INFORMATION OUTLINED IN THE APPLICABLE CATEGORY, AS APPLICABLE)

______	(a)	(i) except in Ontario, a Canadian financial institution, or a Schedule III bank; or

______	(ii) in Ontario, a financial institution that is (A) a bank listed in Schedule I, II or III of the Bank Act (Canada); (B) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or (C) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

______	(c)	a subsidiary of any person or company referred to in paragraphs (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

______	(d)

a person or company registered under the securities legislation of a jurisdiction (province or territory) of Canada as an adviser or dealer (or in Ontario, except as otherwise prescribed by the regulations under the Securities Act (Ontario));

Jurisdiction(s) registered ________________________________________

Categories of registration ________________________________________

______	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

______	(e.1)

an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

Name of person with whom Subscriber is or was registered: _______________

Jurisdiction(s) registered: __________________________________________

Categories of registration:__________________________________________

______	(f)	the Government of Canada or a jurisdiction (province or territory) of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

______	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

______	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

______	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction (province or territory) of Canada;

______	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000 (completion of Exhibit A to this Certificate is also required);

______	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000 (completion of Exhibit A to this Certificate is also required);

______	(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year (completion of Exhibit A to this Certificate is also required);

______	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000 (completion of Exhibit A to this Certificate is also required);

______	(m)

a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

Type of entity: _________________________________________________

Jurisdiction and date of formation: __________________________________

______	(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (Minimum amount investment) or 2.19 (Additional investment in investment funds) of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of NI 45-106;

______	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

______	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

Jurisdiction(s) registered: _________________________________________

Registration number(s):___________________________________________

______	(q)

a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

Jurisdiction(s) registered or authorized: ______________________________

Categories of registration: _________________________________________

______	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

Registration number(s) assigned to subscriber: _________________________

Name of eligibility advisor or registered advisor: _______________________

Jurisdiction(s) registered: __________________________________________

Categories of registration:__________________________________________

______	(s)

an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

Jurisdiction organized: ____________________________________________

Type of entity: ___________________________________________________

______	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

Name(s) of owners of interest: ______________________________________

Type of entity (if applicable): _______________________________________

Categories of accredited investor: ____________________________________

______	(u)

an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

Name of advisor: ________________________________________________

Jurisdiction(s) registered: __________________________________________

Categories of registration:__________________________________________

Basis of exemption: ______________________________________________

______	(v)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario or Québec, the regulator as an accredited investor;

Jurisdiction(s) recognized or designated: ______________________________

______	(w)

a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse; or

Name(s) of settlor: _______________________________________________

Name(s) of trustees: ______________________________________________

Categories of accredited investor: ___________________________________

Categories of beneficiaries: ________________________________________

______	(x)

in Ontario, such other persons or companies as may be prescribed by the regulations under the Securities Act (Ontario).

If initialing this category (x), please provide a description of how this requirement is met:

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date and the Subscriber acknowledges that this Canadian Accredited Investor Status Certificate is incorporated into and forms a part of the Agreement to which it is attached. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Company prior to the Closing Date.

* * *

IN WITNESS WHEREOF, the Subscriber has executed this Certificate as of the date set forth below.

SUBSCRIBER:

(Full Legal Name)

(Signature)

(Title, if any)

Date: ___________________

[Certain Definitions Follow]

DEFINITIONS FOR CANADIAN ACCREDITED INVESTOR STATUS CERTIFICATE

(a)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(b)	“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d)	“eligibility adviser” means:

(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)	“executive officer” means, for an issuer, an individual who is: (i) a chair, vice-chair or president, (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production, or (iii) performing a policy-making function in respect of the issuer;

(f)	“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(h)	“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(i)	“person” includes: (i) an individual, (ii) a corporation, (iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons whether incorporated or not, and (iv) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

(j)	“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

(k)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(l)	“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(m)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

In NI 45-106 and except in Part 2 Division 4 (Employee, Executive Officer, Director and Consultant Exemption) of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person, beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

[Exhibit A to Appendix B Follows]

EXHIBIT A TO APPENDIX B

FORM FOR INDIVIDUAL ACCREDITED INVESTORS

(THIS EXHIBIT A TO APPENDIX B IS TO BE COMPLETED BY ACCREDITED INVESTORS WHO ARE INDIVIDUALS SUBSCRIBING UNDER CATEGORIES (J), (K) OR (L) IN APPENDIX B TO WHICH THIS EXHIBIT A IS ATTACHED. ALL REFERENCES TO CURRENCY ARE TO CANADIAN DOLLARS.)

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Units	Issuer: Central RoRo, LLC (the “Issuer”)
Purchased from: Issuer.

SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your Initials
Risk of loss - You could lose your entire investment of $ _____________. [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lack of information - You may receive little or no information about your investment.
Lack of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
● Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
● Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
● Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):

SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

Central RoRo, LLC

829 N 1st Ave, Suite 201

Phoenix, Arizona 85003

Attention: Central RoRo Manager, LLC

Email: [*]

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

APPENDIX C

INTERNATIONAL INVESTOR CERTIFICATE

(for subscribers resident outside of Canada and the United States)

Upon execution of this International Investor Certificate by the Subscriber, this Certificate shall be incorporated into and form a part of the Agreement to which this Certificate is attached, and the Subscriber acknowledges that the Company is relying on this Certificate to determine the Subscriber’s suitability as a purchaser of the Subscribed Units. All capitalized terms used in this Certificate without definition shall have the respective meanings ascribed to them in the Agreement.

The undersigned Subscriber represents covenants and certifies to the Company that:

(a)	The Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) is not resident in Canada or the United States or subject to applicable securities laws of Canada or the United States;

(b)	The issuance of the Subscribed Units of the Company under the accompanying Subscription Agreement by the Company to the Subscriber (or its disclosed principal, if any) may be effected by the Company without the necessity of the filing of any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Subscriber (or its disclosed principal, if any);

(c)	The Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction which would apply to this subscription, if there are any;

(d)	The issuance of the Subscribed Units to the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) complies with the requirements of all applicable laws in the jurisdiction of the Subscriber’s residence;

(e)	The applicable securities laws do not require the Company to register the Subscribed Units, file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction;

(f)	The purchase of the Subscribed Units by the Subscriber, and (if applicable) each disclosed beneficial subscriber, does not require the Company to translate any documents by the Company (including, without limitation, the Offering Circular or the accompanying Subscription Agreement);

(g)	The Subscriber will not sell, transfer or dispose of the Subscribed Units, except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws; and

(h)	The Subscriber will provide such evidence of compliance with all such matters as the Company or its counsel may request.

The Subscriber agrees that the representations, covenants and certifications contained to this Certificate are true and accurate as of the date hereof and on the Closing Date and shall survive any issuance of Securities to the Subscriber.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Subscriber has executed this Certificate as of the date set forth below.

SUBSCRIBER:

(Full Legal Name)

(Signature)

(Title, if any)

Date: ___________________

By:

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APPENDIX D

INVESTOR SUITIBILITY CERTIFICATE

Upon execution of this Investor Suitability Certificate by the Subscriber, this Certificate shall be incorporated into and form a part of the Agreement to which this Certificate is attached, and the Subscriber acknowledges that the Company is relying on this Certificate to determine the Subscriber’s suitability as a purchaser of the Subscribed Units. All capitalized terms used in this Certificate without definition shall have the respective meanings ascribed to them in the Agreement.

(a)	The Subscriber hereby represents and warrants to the Company that the Subscriber (initial all that apply):

______	has a fair market net worth of at least $250,000; or

______	a gross annual income of at least $70,000 and a net worth of at least $70,000.

(b)	If Subscriber is a resident (or has its place of formation or incorporation) in any of the following states of the United States, Subscriber further represents and warrants to the Company that the Subscriber (initial all that apply)

For purposes of the following selections, “liquid net worth” is defined as total assets exclusive of home, home furnishings, and automobiles, minus total liabilities, and consists of cash, cash equivalents, and readily marketable securities.

______	Subscriber does not live in any of the states of the United States set forth below.

______

Alabama, Kansas, Kentucky, Maine, Massachusetts, Missouri, New Mexico, Ohio, Oregon, Tennessee, Vermont:

______ Subscriber’s total investment in the Offering does not exceed 10% of Subscriber’s liquid net worth.

______

Idaho:

______ Subscriber’s total investment in the Company does not exceed 10% of Subscriber’s liquid net worth; AND

Subscriber has either (initial all that apply):

______ (i) a liquid net worth of at least $85,000 and annual gross income of at least $85,000: or

______ (ii) a liquid net worth of at least $300,000.

______

Iowa:

______ Subscriber’s aggregate investment in this Offering and in the securities of other public, non-listed REITs does not exceed 10% of Subscriber’s liquid net worth. (Accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to this concentration limit.); AND

Subscriber has either (initial all that apply):

______ (i) an annual gross income of at least $100,000 and a net worth of at least $100,000;

______ (ii) a net worth of at least $350,000.

______

New Jersey:

Subscriber has either (initial all that apply):

______ (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000: or

______ (ii) a minimum liquid net worth of $350,000.

(c)	If Subscriber is a FINRA-member, or person associated with a FINRA member:

______	Subscriber’s participation in this Offering is made in compliance with FINRA Rule 2310.
______	Subscriber is not a FINRA-member, or a person associated with a FINRA member.

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IN WITNESS WHEREOF, the Subscriber has executed this Certificate as of the date set forth below.

SUBSCRIBER:

(Full Legal Name)

(Signature)

(Title, if any)

Date: ___________________

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